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                                                                    EXHIBIT 10.2


                              SETTLEMENT AGREEMENT



         This Settlement Agreement is entered into this _____ day of September, 2000 by and between GetronicsWang Co. LLC ("Getronics") and Olsy North America, Inc. ("ONA") on the one hand, and MAI Systems Corporation ("MAI") on the other hand.


         WHEREAS Getronics is a Delaware limited liability company with a principal place of business at Billerica, Massachusetts;


         WHEREAS ONA is a Washington corporation with a principal place of business at Billerica, Massachusetts;


         WHEREAS MAI is a Delaware corporation with a principal place of business at Irvine, California;


         WHEREAS on December 2, 1996, ONA (then known as "Olivetti North America, Inc.") and MAI entered into an Equipment Support Subcontract (the "Contract") for the provision of support services by ONA to MAI customers;


         WHEREAS the Contract provides for arbitration of disputes;


         WHEREAS in 1999 Wang Global Corporation ("Wang") became the owner of
ONA;


         WHEREAS disputes as to the contract arose between Wang and ONA on the one hand and MAI on the other hand;


         WHEREAS on July 26, 1999 Wang, by and through ONA, commenced an arbitration against MAI before the American Arbitration Association pursuant to the arbitration provision in the Contract [AAA No.
80Y 117 00226 99X] (the "Arbitration");


         WHEREAS Getronics later became the owner of ONA;

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         WHEREAS on November 3, 1999, Getronics and MAI entered into an agreement for support services at the rate of $75,000 per week ("First Interim Agreement");


         WHEREAS on February 25, 2000, Getronics and MAI entered into an agreement for support services at the rate of $52,000 per week ("Second Interim Agreement");


         WHEREAS on or about April 1, 2000 Getronics entered into certain agreements with QualxServ LLC ("QualxServ") to provide support services to MAI customers;


         WHEREAS on June 8, 2000, Getronics purported to terminate the Contract and notified MAI that the Second Interim Agreement would terminate on August 7, 2000;


         WHEREAS on or about June 9, 2000 MAI filed a lawsuit in Los Angeles Superior Court in California against Getronics seeking to stay the Arbitration on the grounds that ONA, Wang and Getronics had assigned the Contract without MAI's consent and therefore had forfeited the right to arbitrate the dispute with MAI (the "Litigation");


         WHEREAS Getronics sought in the Litigation to compel the Arbitration to proceed and moved to attach certain assets of MAI; and


         WHEREAS the Parties are desirous of fully and finally resolving their disputes without further recourse to the Arbitration or the Litigation;


         NOW THEREFORE, in exchange for the mutual consideration contained herein, the receipt and sufficiency of which the Parties acknowledge, the Parties hereby agree as follows:

         1. Agreement for Judgment. MAI and Getronics shall file in the Litigation a Stipulation for Entry of Judgment and [Proposed] Judgment ("Agreement for Judgment") in the form attached as Exhibit A. MAI acknowledges that the Agreement for Judgment shall be enforceable in the Litigation in accordance with the terms of Section 3 below, notwithstanding


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the Contract has an arbitration provision; notwithstanding that Wang, by and through ONA, sought to recover damages against MAI in the Arbitration and notwithstanding that Getronics sought in the Litigation to compel the Arbitration to proceed rather than seeking damages directly in the Litigation itself. If for some reason the Court declines to approve the Agreement for Judgment, the parties will cooperate to file an alternative pleading in Los Angeles Superior Court which accomplishes the same purpose (also referred to as "Agreement for Judgment" below).

         2. Payment Schedule. MAI agrees to pay Getronics the following amounts on the following dates:

                  1. MAI will pay Getronics $134,000 on or before September 15, 2000;

                  2.       MAI will pay Getronics $150,000 on or before June 30,
                           2001;

                  3. MAI will make monthly payments in the amount of $35,000 on the first day of each month from September, 2000 through August, 2002, although MAI shall be entitled to cure a default within five business days upon written notice of default by Getronics.


The payments must be made in cash via wire transfer (using existing wiring instructions). MAI shall be entitled to pre-pay any of the above amounts without penalty.

         3. Enforcement of Agreement for Judgment. As long as MAI complies with the payment schedule set forth in Section 2 (the "Payment Schedule"), Getronics will refrain from enforcing the Agreement for Judgment. If MAI makes all the payments required pursuant to the Payment Schedule, Getronics shall file a Satisfaction of Judgment in the Litigation in the form attached as Exhibit B. In the event that MAI fails to make a timely payment as required by the Payment Schedule, Getronics shall be entitled to obtain immediate issuance of a writ of


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execution from the Los Angeles Superior Court, which issuance MAI shall not oppose, to enforce the Agreement for Judgment up to the amount of the Agreement for Judgment, less any payments actually received by Getronics pursuant to the Payment Schedule.

         4. Security Agreement. In connection with the Agreement for Judgment MAI agrees to grant Getronics a security interest in the amount of $2 million in all of its assets pursuant to a Security Agreement in the form attached as Exhibit C. MAI warrants to Getronics that it has granted no currently enforceable security agreements against its assets other than security agreements with the lenders listed on Exhibit D. Getronics and MAI have entered into a Subordination Agreement with the lenders listed on Exhibit D. A copy of the Subordination Agreement is attached as Exhibit E.

         5. Enforcement of the Security Agreement. As long as MAI complies with the Payment Schedule, Getronics will refrain from enforcing the Security Agreement. In the event that MAI fails to make a timely payment as required by the Payment Schedule, Getronics will be entitled to enforce the Security Agreement in the full amount, less any payments actually received by Getronics pursuant to Paragraph 2.

         6. Reduction in Amount of Security Agreement. At the request of MAI, Getronics will agree to reductions in the amount of the Security Agreement to reflect payments received by Getronics pursuant to the Payment Schedule. Upon satisfaction of all of the payments required under the Payment Schedule, Getronics will release its Security Interest and cancel the Security Agreement.

         7. Interim Services. ONA, Getronics and MAI agree that the Contract has been terminated. Getronics and MAI agree to continue the Second Interim Agreement through September 15, 2000 or until such earlier time as MAI obtains replacement support services for its


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customers. The support services will be provided to MAI customers by QualxServ employees pursuant to the QualxServ Subcontract. In the event that MAI fails to make its weekly payment of $52,000 on or before the Friday of a given week, Getronics shall be entitled to direct QualxServ to discontinue support services to MAI customers. MAI shall be entitled to negotiate with QualxServ for a continuation of support services pursuant to a direct agreement between MAI and QualxServ and to negotiate with other companies for support services. However, in no event shall Getronics (or QualxServ) be required to provide support services to MAI customers after September 15, 2000.

         8. Parts and Tools. Getronics has provided MAI with a schedule of Fixed Assets (Exhibit F) and a schedule of Consigned Parts and Consigned Tools (as those terms are defined in the Contract) (Exhibit G) currently located at BCP Systems in Placentia, California ("BCP") (a parts repair company used by Getronics). Getronics will instruct BCP in writing, with a copy to MAI, that MAI will be entitled to possession and control of all Fixed Assets, Consigned Parts and Consigned Tools listed on Exhibits F and G. Such Fixed Assets, Consigned Parts and Consigned Tools will be accepted by MAI on an "as is" basis with no representations or warranties by Getronics. Getronics also will provide MAI with lists of any Fixed Assets, Consigned Parts and Consigned Tools currently at any location other than BCP as such lists become available. Getronics will work with BCP to ensure that any such additional Fixed Assets, Consigned Parts and Consigned Tools are made available to MAI, and MAI will accept any such additional Fixed Assets, Consigned Parts and Consigned Tools on an "as is" basis with no representations or warranties by Getronics.

         9. MAI Release. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, and except as otherwise provided in this Settlement Agreement, MAI


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hereby fully and forever releases, acquits and discharges with prejudice
Getronics, and its parent corporations, related corporations, affiliates, sister corporations, subsidiaries, divisions, groups, associates, owners, stockholders, predecessors, successors, heirs, assigns, trustees, representatives, insurers, partners and joint venturers, as well as each of their respective past and present directors, officers, agents, attorneys and employees and each of them (individually and collectively, the "Getronics Released Persons") of and from any and all liabilities, claims, demands, actions, causes of action and rights (contingent, accrued, inchoate or otherwise) that MAI has, claims to have, will have, or may later ascertain it has, arising from, based upon or connected with the following matters as interpreted most broadly:

                  (1)      The Contract;

                  (2)      The Arbitration;

                  (3)      The Litigation;

                  (4) The transactions, occurrences, acts or omissions that are the subject matter of the Arbitration or Litigation;

                  (5) Any and all past or present business or other relationships that have existed from time to time between MAI, on the one hand, and Getronics or any of the Getronics Released Persons, on the other hand.


Specifically excepted from this Release are claims for breach of the Settlement Agreement. MAI makes its release of claims on its own behalf and on behalf of its parent corporations, related corporations, affiliates, sister corporations, subsidiaries, divisions, groups, associates, owners, stockholders, predecessors, successors, heirs, assigns, trustees, representatives, insurers, partners and joint venturers, as well as each of their respective past and present directors, officers, agents,


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attorneys and employees and each of them, and agrees that its release of claims shall benefit the Getronics Released Persons.

         10. Getronics Release. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, and except as otherwise provided in this Settlement Agreement, Getronics hereby fully and forever releases, acquits and discharges with prejudice MAI, and its parent corporations, related corporations, affiliates, sister corporations, subsidiaries, divisions, groups, associates, owners, stockholders, predecessors, successors, heirs, assigns, trustees, representatives, insurers, partners and joint venturers, as well as each of their respective past and present directors, officers, agents, attorneys and employees and each of them (individually and collectively, the "MAI Released Persons") of and from any and all liabilities, claims, demands, actions, causes of action and rights (contingent, accrued, inchoate or otherwise) that Getronics has, claims to have, will have, or may later ascertain it has, arising from, based upon or connected with the following matters as interpreted most broadly:

                  (1)      The Contract;

                  (2)      The Arbitration;

                  (3)      The Litigation;

                  (4) The transactions, occurrences, acts or omissions that are the subject matter of the Arbitration and/or the Litigation;

                  (5) Any and all past or present business or other relationships that have existed from time to time between Getronics, on the one hand, and MAI or any of the MAI Released Persons, on the other hand.


Specifically excepted from this Release are claims for breach of the Settlement Agreement. Getronics makes its release of claims on its own behalf and on behalf of its parent corporations,


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related corporations, affiliates, sister corporations, subsidiaries, divisions, groups, associates, owners, stockholders, predecessors, successors, heirs, assigns, trustees, representatives, insurers, partners and joint venturers, as well as each of their respective past and present directors, officers, agents, attorneys and employees and each of them, and agrees that its release of claims shall benefit the MAI Released Persons.

         11. Waiver of Civil Code Section 1542. Both parties hereby waive all rights under section 1542 of the Civil Code of the State of California, which provides as follows:


         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.


         In addition, the parties each hereby knowingly and voluntarily waive any protection that may exist under any comparable or similar statutes and principles of common law of any and all states of the United States or of the United States.

         12. Successors and Assigns. This Settlement Agreement shall bind and inure to the benefit of the respective parties and Released Persons, as well as their respective predecessors-in-interest, successors-in-interest, parents, affiliates, subsidiaries and assigns.

         13. Claims Owned By Getronics. Getronics warrants that it owns all of the claims asserted against MAI and is authorized and empowered to settle all claims on behalf of ONA and Wang Global Corporation.

         14. Action To Be Taken In Arbitration. Getronics and MAI will jointly advise the American Arbitration Association that the Arbitration has been settled. The parties agree to share equally any unpaid costs to the American Arbitration Association and to share equally in


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any refund of costs from the American Arbitration Association. The parties will bear their own attorneys' fees in the Arbitration.

         15. Action To Be Taken In Litigation. Getronics will withdraw its motions for attachment and to compel arbitration in the Litigation. The parties will bear their own expenses in the Litigation, including attorneys' fees.

         16. Counterpart Signatures. This Settlement Agreement may be executed in any number of counterparts. Any such counterpart, when executed, shall constitute an original of this Settlement Agreement, and all such counterparts together shall constitute one and the same Settlement Agreement. However, this Settlement Agreement shall not be deemed effective until each party has executed and delivered to counsel for the other party at least one counterpart of this Settlement Agreement.

         17. Integration Clause. This Settlement Agreement constitutes the final, complete and exclusive agreement between MAI, on the one hand, and Getronics, on the other hand. This Settlement Agreement supersedes any prior or contemporaneous written or oral agreements between MAI or any of its predecessors, parent corporations, subsidiaries, sister corporations, related corporations, affiliates, partners or joint venturers, on the one hand, and Getronics or any of its parent corporations, subsidiaries, sister corporations, related corporations, affiliates, partners or joint venturers, on the other hand. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between MAI or any of its predecessors, parent corporations, subsidiaries, sister corporations, related corporations, affiliates, partners or joint venturers, on the one hand, and Getronics or any of its parent corporations, subsidiaries, sister corporations, related corporations, affiliates, partners or joint

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venturers, on the other hand, relating to the subject matter of this Settlement
Agreement other than those expressed in this Settlement Agreement.

         18. Amendments. This Settlement Agreement may not be amended or modified except by a written agreement that is executed by both parties.

         19. Legal Advice. Both parties have received independent legal advice with respect to the advisability of entering into this Settlement Agreement. Both parties have made such investigation of the facts pertaining to this Settlement Agreement and of all other matters pertaining hereto as they deem necessary.

         20. Severability. If any portion of the Agreement shall be deemed unenforceable, the remaining portions shall survive and be enforceable.

         21. Governing Law. This Agreement shall be governed by the laws of the State of California and be enforceable in courts of competent jurisdiction in the State of California.


         EXECUTED as a sealed instrument.


                                       OLSY NORTH AMERICA, INC.



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                                       By:



                                       GETRONICSWANG CO. LLC



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                                       By: Steven Boyce



                                       MAI SYSTEMS CORPORATION



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                                       By:




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